Exhibit 10.4

Equipment Assigning Agreement

Party A: Culp Fabrics (Shanghai) Co., Ltd.

Party B: Lizhan Textile (Zhejiang) Co., Ltd.

Through consultation, Party A and Party B has made the following agreement on assigning of the long term use right of the tufted fabric production equipment and affiliated equipment (hereinafter referred to as “equipment assigned”) listed in the annex herein:

1. For the list of the equipment assigned please see the annex. There are 14 sets in total. The original value of each set is RMB 1.85 million, i.e. RMB 26 million in total. The estimated service life is 20 years. On the signing date of this contract, the above equipment has been used one year in the United States and is in good condition upon assignment.

2. Party A assigns the use right of the above equipment to Party B without consideration. During the service life of the equipment, Party B may use the equipment for free. Party A will teach Party B the technique of tufted fabric production using the equipment and will assign a technician to give Party B direction until Party B can produce independently.

3. As compensation, the sales right of the products (tufted fabric) in the United States produced in the first two years since Party B’s commencing the use the above equipment shall solely belong to Party A. Without the approval of Party A, Party B shall not sell the product to any third party within the territory of the United States.

4. After the assignment, the repair and maintenance costs of the equipment during the course of its use shall be borne by Party B.

5. The product price of the related product sold by Party B to Party A shall be set by Party A at its sole discretion according to the production costs and the circumstances of the market competition. Party A shall not intefere with the pricing of Party B.

6. This agreement has two originals. Each party shall hold one original. Both parites shall abide by and shall not breach the agreement. In case of any disputes, they shall be settled by Party A and Party B through consulation.

Signature on behalf of Party A:

Culp Fabrics (Shanghai) Co., Ltd. (seal)

June 26, 2008

Signature on behalf of Party B:

Lizhan Textile (Zhejiang) Co., Ltd. (seal)

June 26, 2008